                                 AMENDMENT NO. 4
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Total Return Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                              EFFECTIVE DATE OF AGREEMENT
----------                              ---------------------------
AIM V.I. Aggressive Growth Fund                  July 1, 2004
AIM V.I. Basic Balanced Fund                     July 1, 2004
AIM V.I. Basic Value Fund                        July 1, 2004
AIM V.I. Blue Chip Fund                          July 1, 2004
AIM V.I. Capital Appreciation Fund               July 1, 2004
AIM V.I. Capital Development Fund                July 1, 2004
AIM V.I. Core Equity Fund                        July 1, 2004
AIM V.I. Core Stock Fund                         July 1, 2004
AIM V.I. Demographic Trends Fund                 July 1, 2004
AIM V.I. Diversified Income Fund                 July 1, 2004
AIM V.I. Dynamics Fund                           July 1, 2004
AIM V.I. Financial Services Fund                 July 1, 2004
AIM V.I. Global Health Care Fund                 July 1, 2004
AIM V.I. Government Securities Fund              July 1, 2004
AIM V.I. Growth Fund                             July 1, 2004
AIM V.I. High Yield Fund                         July 1, 2004
AIM V.I. International Growth Fund               July 1, 2004
AIM V.I. Large Cap Growth Fund                   July 1, 2004
AIM V.I. Leisure Fund                            July 1, 2004
AIM V.I. Mid Cap Core Equity Fund                July 1, 2004
AIM V.I. Money Market Fund                       July 1, 2004
AIM V.I. Premier Equity Fund                     July 1, 2004
AIM V.I. Real Estate Fund                        July 1, 2004
AIM V.I. Small Cap Equity Fund                   July 1, 2004
AIM V.I. Small Company Growth Fund               July 1, 2004
AIM V.I. Technology Fund                         July 1, 2004
AIM V.I. Utilities Fund                          July 1, 2004

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*       Net Assets
-----       ----------
0.023%  First $1.5 billion
0.013%  Next $1.5 billion
0.003%  Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: December 21, 2005

                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        P. Michelle Grace                   Mark H. Williamson
        Assistant Secretary                 President

(SEAL)


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Jim A. Coppedge                     Robert H. Graham
        Assistant Secretary                 President

(SEAL)